Exhibit 99.1

Rose Rock Midstream, L.P. Reports Fourth Quarter and Full Year 2015 Results
Full Year Adjusted EBITDA Increased 37% Year-Over-Year

Tulsa, OK - February 25, 2016 - Rose Rock Midstream®, L.P. (NYSE: RRMS) today announced its financial results for the three months and twelve months ended December 31, 2015.

Rose Rock Midstream's Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) was $46.6 million for the fourth quarter 2015, up 3% as compared to fourth quarter 2014 results of $45.1 million, and up nearly 11% as compared to third quarter 2015 results of $41.9 million.

For full-year 2015, Rose Rock reported $175.3 million in Adjusted EBITDA, a 37% increase as compared to $127.9 million for the same period last year.

"Rose Rock finished the year on a solid note, increasing Adjusted EBITDA by 37% year-over-year in the face of significant industry headwinds," said Carlin Conner, chief executive officer of Rose Rock Midstream’s general partner. "While the midstream sector continues to face turbulent market conditions, we remain confident in our ability to weather the storm based on our solid future cash flows underpinned by a majority of take-or-pay contracts with investment grade companies."

Adjusted gross margin, which excludes Rose Rock's equity earnings in White Cliffs Pipeline and Glass Mountain Pipeline, was $43.8 million for the fourth quarter 2015, compared to $48.2 million for the fourth quarter 2014, and $41.3 million for the third quarter 2015. For the twelve months ended December 31, 2015, Rose Rock reported Adjusted gross margin of $174.8 million, up 6% from $165.1 million for the same period in 2014. Adjusted gross margin and Adjusted EBITDA, which are non-GAAP measures, are reconciled to their most directly comparable GAAP measures below.

Fourth quarter 2015 Rose Rock reported net income of $1.6 million, compared to $15.1 million for the fourth quarter 2014 and $16.4 million for the third quarter 2015. Fourth quarter 2015 net income was negatively impacted by non-cash expenses of $9.5 million for goodwill impairment. For the twelve months ended December 31, 2015, net income attributable to Rose Rock totaled $49.7 million, compared to $55.2 million for the same period in 2014.

Rose Rock Midstream's distributable cash flow for the three months ended December 31, 2015 was $32.5 million. On January 11, 2016, Rose Rock Midstream announced the partnership's quarterly cash distribution of $0.66 per unit. This distribution represents an increase of more than 6% compared to the distribution of $0.62 per unit with respect to the fourth quarter of 2014. The distribution was paid on February 12, 2016 to all unitholders of record on February 2, 2016. Distributable cash flow, which is a non-GAAP measure, is reconciled to its most directly comparable GAAP measure below.

2016 Adjusted EBITDA and Capex Guidance
Rose Rock's 2016 consolidated Adjusted EBITDA guidance is between $165 and $185 million, compared to 2015 results of $175.3 million. The partnership expects to maintain its current distribution and distribution coverage of 1.0 times or greater throughout 2016, representing a 1.3% increase year-over-year. The partnership also expects to deploy approximately $35 million in capital investments in 2016.

Earnings Conference Call
Rose Rock Midstream will host a joint conference call with SemGroup® Corporation (NYSE: SEMG) for investors tomorrow, February 26, 2016, at 11 a.m. ET. The call can be accessed live over the telephone by

Exhibit 99.1

dialing 1.855.239.1101, or for international callers, 1.412.524.4117. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto Rose Rock Midstream's Investor Relations website at ir.rrmidstream.com. A replay of the webcast will also be available for a year following the call at ir.rrmidstream.com on the Calendar of Events-Past Events page. The fourth quarter 2015 earnings slide deck will be posted under Presentations.

About Rose Rock Midstream
Rose Rock Midstream®, L.P. (NYSE: RRMS) is a growth-oriented Delaware limited partnership formed by SemGroup® Corporation (NYSE: SEMG) to own, operate, develop and acquire a diversified portfolio of midstream energy assets. Headquartered in Tulsa, OK, Rose Rock Midstream provides crude oil gathering, transportation, storage and marketing services with the majority of its assets strategically located in or connected to the Cushing, Oklahoma crude oil marketing hub.

Rose Rock uses its Investor Relations website and social media outlets as channels of distribution of material company information. Such information is routinely posted and accessible on our Investor Relations website at ir.rrmidstream.com, our Twitter account and LinkedIn account.

Non-GAAP Financial Measures
This Press Release and the accompanying schedules include the non-GAAP financial measures of Adjusted gross margin, Adjusted EBITDA and distributable cash flow, which may be used periodically by management when discussing our financial results with investors and analysts.  The accompanying schedules of this Press Release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (GAAP).  Adjusted gross margin, Adjusted EBITDA and distributable cash flow are presented as management believes they provide additional information and metrics relative to the performance of our business.

Operating income (loss) is the GAAP measure most directly comparable to Adjusted gross margin, net income (loss) and cash provided by (used in) operating activities are the GAAP measures most directly comparable to Adjusted EBITDA, and net income (loss) is the GAAP measure most directly comparable to distributable cash flow. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. These non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted gross margin, Adjusted EBITDA or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP. Because Adjusted gross margin, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Management compensates for the limitation of Adjusted gross margin, Adjusted EBITDA and distributable cash flow as analytical tools by reviewing the comparable GAAP measures, understanding the differences between Adjusted gross margin, Adjusted EBITDA and distributable cash flow, on the one hand, and operating income (loss), net income (loss) and net cash provided by (used in) operating activities, on the other hand, and incorporating this knowledge into its decision-making processes. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our operating results.

Forward-Looking Statements

Exhibit 99.1

Certain matters contained in this Press Release include “forward-looking statements.” All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, including distributable cash flow, cash distributions, management's plans and objectives for future operations, capital investments, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, insufficient cash from operations following the establishment of cash reserves and payment of fees and expenses to pay current, expected or minimum quarterly distributions; any sustained reduction in demand for, or supply of, crude oil in markets served by our midstream assets; the effect of our debt level on our future financial and operating flexibility, including our ability to obtain additional capital on terms that are favorable to us; our ability to access the debt and equity markets, which will depend on general market conditions and the credit ratings for our debt obligations and equity; the loss of, or a material nonpayment or nonperformance by, any of our key customers; our ability to renew or replace expiring storage, transportation and related contracts; the amount of cash distributions, capital requirements, and performance of our investments and joint ventures; the amount of collateral required to be posted from time to time in our purchase, sale or derivative transactions; the impact of operational and developmental hazards and unforeseen interruptions; our ability to obtain new sources of supply of crude oil; competition from other midstream energy companies; our ability to comply with the covenants contained in our credit facility and the indentures governing our senior notes, including requirements under our credit facility to maintain certain financial ratios; the overall forward market for crude oil; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; weather and other natural phenomena, including climate conditions; a cyber attack involving our information systems and related infrastructure, or that of our business associates; costs of, or changes in, laws and regulations and our failure to comply with new or existing laws or regulations, particularly with regard to taxes, safety and protection of the environment; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; general economic, market and business conditions; as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Contacts:
Investor Relations:
Alisa Perkins
918-524-8081
roserockir@rrmidstream.com

Media:
Kiley Roberson
918-524-8594
kroberson@rrmidstream.com

Exhibit 99.1

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 31,	December 31,
	2015	2014(1)
ASSETS
Current assets	$319,614	$274,769
Property, plant and equipment, net	441,596	396,066
Equity method investments	438,291	269,635
Other noncurrent assets, net	58,330	65,793
Total assets	$1,257,831	$1,006,263

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities	$283,029	$265,682
Long-term debt	744,597	432,092
Total liabilities	1,027,626	697,774

Partners' capital	230,205	308,489
Total liabilities and partners' capital	$1,257,831	$1,006,263

(1) Prior period financial information has been recast to reflect the effects of the dropdown of the Wattenberg Oil Trunkline. The impact to prior periods was not significant.

Exhibit 99.1

Condensed Consolidated Statements of Income
(in thousands, except per unit data, unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2015	2014(1)	2015	2015	2014(1)
Revenues, including revenues from affiliates:
Product	$218,020	$305,583	$211,881	$729,993	$1,185,456
Service	27,609	30,988	29,205	114,718	112,641
Total revenues	245,629	336,571	241,086	844,711	1,298,097
Expenses, including expenses from affiliates:
Costs of products sold, exclusive of depreciation and amortization	207,155	287,434	195,244	671,769	1,131,362
Operating	19,603	25,607	19,054	83,134	80,160
General and administrative	4,797	5,033	4,339	21,085	19,415
Depreciation and amortization	10,613	12,882	10,634	41,998	40,035
Loss on disposal or impairment, net	10,100	89	27	10,257	319
Total expenses	252,268	331,045	229,298	828,243	1,271,291
Earnings from equity method investments	20,693	17,718	17,115	76,355	57,378
Operating income	14,054	23,244	28,903	92,823	84,184
Other expenses:
Interest expense	12,494	8,152	12,491	43,188	21,279
Other expense (income), net	(24)	1	(9)	(38)	(20)
Total other expenses, net	12,470	8,153	12,482	43,150	21,259
Net income	1,584	15,091	16,421	49,673	62,925
Less: net income attributable to noncontrolling interests	—	—	—	—	7,758
Net income attributable to Rose Rock Midstream, L.P.	$1,584	$15,091	$16,421	$49,673	$55,167
Net income allocated to general partner	$5,366	$4,077	$5,658	$21,089	$8,142
Net income allocated to common unitholders	$(3,782)	$6,925	$10,763	$28,584	$32,914
Net income allocated to subordinated unitholders	$—	$2,826	$—	$—	$13,912
Net income allocated to Class A unitholders	$—	$1,263	$—	$—	$199
Net income (loss) per limited partner unit:
Common unit (basic)	$(0.10)	$0.34	$0.29	$0.79	$1.69
Common unit (diluted)	$(0.10)	$0.34	$0.29	$0.79	$1.69
Subordinated unit (basic and diluted)	$—	$0.34	$—	$—	$1.66
Class A unit (basic and diluted)	$—	$0.34	$—	$—	$0.06
Basic weighted average number of limited partner units outstanding:
Common units	36,796	20,576	36,792	36,302	19,419
Subordinated units	—	8,390	—	—	8,390
Class A units	—	3,750	—	—	3,154
Diluted weighted average number of limited partner units outstanding:
Common units	36,831	20,647	36,831	36,343	19,484
Subordinated units	—	8,390	—	—	8,390
Class A units	—	3,750	—	—	3,154
(1) Prior period financial information has been recast to reflect the effects of the dropdown of the Wattenberg Oil Trunkline. The impact to prior periods was not significant. The prior period earnings impact was allocated to the general partner.

Exhibit 99.1

Non-GAAP Reconciliations

(in thousands, unaudited)	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2015	2014(1)	2015	2015	2014(1)
Reconciliation of operating income to Adjusted gross margin:
Operating income	$14,054	$23,244	$28,903	$92,823	$84,184
Add:
Operating expense	19,603	25,607	19,054	83,134	80,160
General and administrative expense	4,797	5,033	4,339	21,085	19,415
Depreciation and amortization expense	10,613	12,882	10,634	41,998	40,035
Loss on disposal or impairment, net	10,100	89	27	10,257	319
Less:
Earnings from equity method investments	20,693	17,718	17,115	76,355	57,378
Non-cash unrealized gain (loss) on derivatives, net	(5,330)	965	4,546	(1,900)	1,621
Adjusted gross margin	$43,804	$48,172	$41,296	$174,842	$165,114

Reconciliation of net income to Adjusted EBITDA:
Net income	$1,584	$15,091	$16,421	$49,673	$62,925
Add:
Interest expense	12,494	8,152	12,491	43,188	21,279
Depreciation and amortization expense	10,613	12,882	10,634	41,998	40,035
Cash distributions from equity method investments	25,241	21,687	23,602	100,468	66,768
Inventory valuation adjustment	1,355	5,667	—	2,590	5,667
Provision for doubtful accounts receivable	257	—	—	257	—
Non-cash equity compensation	341	238	358	1,354	943
Loss on disposal or impairment, net	10,100	89	27	10,257	319
Less:
Earnings from equity method investments	20,693	17,718	17,115	76,355	57,378
White Cliffs cash distributions attributable to noncontrolling interests	—	—	—	—	11,008
Impact from derivative instruments:
Total gain on derivatives, net	4,955	16,053	6,036	8,145	17,351
Total realized gain (cash flow) on derivatives, net	(10,285)	(15,088)	(1,490)	(10,045)	(15,730)
Non-cash unrealized gain (loss) on derivatives, net	(5,330)	965	4,546	(1,900)	1,621
Adjusted EBITDA	$46,622	$45,123	$41,872	$175,330	$127,929

Reconciliation of net cash provided by operating activities to Adjusted EBITDA:
Net cash provided by operating activities	$30,549	$64,823	$32,431	$82,851	$111,093
Less:
Changes in operating assets and liabilities, net	140	31,295	8,710	(28,044)	1,296
White Cliffs cash distributions attributable to noncontrolling interests	—	—	—	—	11,008
Add:
Interest expense, excluding amortization of debt issuance costs	11,664	7,626	11,664	40,322	19,750
Distributions from equity method investments in excess of equity in earnings	4,549	3,969	6,487	24,113	9,390
Adjusted EBITDA	$46,622	$45,123	$41,872	$175,330	$127,929

(1) Prior period financial information has been recast to reflect the effects of the dropdown of the Wattenberg Oil Trunkline. The impact to prior periods was not significant.

Exhibit 99.1

Non-GAAP Reconciliations (Continued)

(in thousands, unaudited)	Three Months Ended				Year Ended
	December 31,			September 30,	December 31,
	2015		2014(2)	2015	2015	2014(2)
Reconciliation of net income to distributable cash flow:
Net income	$1,584		$15,091	$16,421	$49,673	$62,925
Add:
Interest expense	12,494		8,152	12,491	43,188	21,279
Depreciation and amortization expense	10,613		12,882	10,634	41,998	40,035
EBITDA	24,691		36,125	39,546	134,859	124,239
Add:
Loss on disposal or impairment, net	10,100		89	27	10,257	319
Cash distributions from equity method investments	25,241		21,687	23,602	100,468	66,768
Inventory valuation adjustment	1,355		5,667	—	2,590	5,667
Provision for doubtful accounts receivable	257		—	—	257	—
Non-cash equity compensation	341		238	358	1,354	943
Less:
Earnings from equity method investments	20,693		17,718	17,115	76,355	57,378
White Cliffs cash distributions attributable to noncontrolling interests	—		—	—	—	11,008
Non-cash unrealized gain (loss) on derivatives, net	(5,330)		965	4,546	(1,900)	1,621
Adjusted EBITDA	$46,622		$45,123	$41,872	$175,330	$127,929
Less:
Cash interest expense	11,640		7,601	11,364	40,222	19,650
Maintenance capital expenditures	2,458		2,275	2,892	11,132	6,511
Distributable cash flow	$32,524		$35,247	$27,616	$123,976	$101,768

Distribution declared	$30,224	(1)	$24,269	$30,221	$118,307	$73,756

Distribution coverage ratio	1.08x		1.45x	0.91x	1.05x	1.38x

(1) The distribution declared January 11, 2016 represents $0.66 per unit, or $2.64 per unit on an annualized basis.
(2) Prior period financial information has been recast to reflect the effects of the dropdown of the Wattenberg Oil Trunkline. The impact to prior periods was not significant.

Exhibit 99.1

2016 Adjusted EBITDA Guidance Reconciliation

(millions, unaudited)
	Mid-point
Net income	$48.5
Add: Interest expense	51.0
Add: Depreciation and amortization	49.0
EBITDA	$148.5
Non-Cash and Other Adjustments	26.5
Adjusted EBITDA	$175.0

Less:
Cash interest expense	48.0
Maintenance capital expenditures	10.0
Add:
General Partner support	4.0
Distributable cash flow	$121.0

Expected cash distributions declared	$121.0

Coverage	1.0	x

Non-Cash and Other Adjustments
Earnings from equity method investments	$(77.0)
Cash distributions from equity method investments	102.0
Non-cash equity compensation	1.5
Non-Cash and Other Adjustments	$26.5